Exhibit 99.3

Unaudited Pro Forma Condensed Consolidated Financial Information of

CANADIAN PACIFIC KANSAS CITY LIMITED

(currently Canadian Pacific Railway Limited)

As at and for the year ended December 31, 2022

CANADIAN PACIFIC KANSAS CITY LIMITED

(currently Canadian Pacific Railway Limited)

Pro forma condensed consolidated balance sheet (unaudited)

As at December 31, 2022

(in millions of Canadian dollars)	Historical Canadian Pacific Railway Limited	Adjusted Historical Kansas City Southern (Note 3)	Transaction Accounting adjustments	Notes		Consolidated
Assets
Current assets:
Cash and cash equivalents	$451	$281	$—			$732
Accounts receivable, net	1,016	736	(32)	5	(g)	1,720
Materials and supplies	284	236	(141)	5	(a)	379
Other current assets	138	188	—			326

	1,889	1,441	(173)			3,157
Investment in Kansas City Southern	45,091	—	(45,091)	4	(a)	—
Investments	223	76	211	4	(b)	510
Properties	22,385	12,680	15,380	4	(c)	50,586
			141	5	(a)
Goodwill and intangible assets	386	—	21,103	4	(d)	21,490
			(18)	4	(e)
			19	5	(a)
Pension asset	3,101	—	2	5	(a)	3,103
Other assets	420	127	(14)	4	(f)	638
			116	5	(a)
			(11)	5	(g)
Operating lease right-of-use assets	—	137	(137)	5	(a)	—

Total assets	$73,495	$14,461	$(8,472)			$79,484

Liabilities and Equity
Current liabilities:
Accounts payable and accrued liabilities	$1,703	$860	$24	5	(c)	$2,555
			(32)	5	(g)
Long-term debt maturing within one year	1,510	887	(10)	4	(g)	2,387

	3,213	1,747	(18)			4,942
Pension and other benefit liabilities	538	—	25	5	(a)	563
Other long-term liabilities	520	215	(14)	4	(f)	904
			122	4	(i)
			72	5	(a)
			(11)	5	(g)
Long-term debt	18,141	4,232	(631)	4	(g)	21,742
Deferred income taxes	12,197	1,676	(3,049)	4	(h)	10,824
Long-term operating lease liabilities	—	97	(97)	5	(a)	—

Total liabilities	34,609	7,967	(3,601)			38,975
Shareholders’ equity:
Share capital	25,516	—	—			25,516
Additional paid-in capital	78	1,166	(1,166)	4	(j)	78
Accumulated other comprehensive income (loss)	91	(32)	(1)	4	(a)	90
			32	4	(j)
Retained earnings	13,201	4,912	(7,348)	4	(a)	13,841
			7,964	4	(h)
			48	4	(h)
			(4,912)	4	(j)
			(24)	5	(c)

	38,886	6,046	(5,407)			39,525
Non-controlling interest	—	448	536	4	(k)	984

Total equity	38,886	6,494	(4,871)			40,509

Total liabilities and shareholders’ equity	$73,495	$14,461	$(8,472)			$79,484

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Information

CANADIAN PACIFIC KANSAS CITY LIMITED

(currently Canadian Pacific Railway Limited)

Pro forma condensed consolidated statement of income (unaudited)

For the year ended December 31, 2022

(in millions of Canadian dollars, except per share data)	Historical Canadian Pacific Railway Limited	Adjusted Historical Kansas City Southern (Note 3)	Transaction Accounting Adjustments	Notes		Consolidated
Revenues
Freight	$8,627	$—	$4,314	5	(a)	$12,945
			4	5	(g)
Non-freight	187	—	89	5	(a)	272
			(4)	5	(g)
Revenues	—	4,390	(4,390)	5	(a)	—

Total revenues	8,814	4,390	13			13,217
Operating expenses
Compensation and benefits	1,570	738	22	5	(a)	2,330
Fuel	1,400	602	—			2,002
Materials	260	—	91	5	(a)	351
Materials and other	—	470	(470)	5	(a)	—
Equipment rents	140	119	5	5	(a)	264
Depreciation and amortization	853	509	297	5	(f)	1,659
Purchased services and other	1,262	295	426	5	(a)	2,015
			32	5	(c)
Merger costs, net	—	61	(61)	5	(a)	—

Total operating expenses	5,485	2,794	342			8,621

Operating income	3,329	1,596	(329)			4,596
Less:
Equity earnings of Kansas City Southern	(1,074)	—	1,074	5	(b)	—
Other expense (income)	17	(6)	(309)	5	(a)	(295)
			3	5	(f)
Other components of net periodic benefit recovery	(411)	—	(3)	5	(a)	(414)
Net interest expense	652	204	(7)	5	(a)	882
			33	5	(d)
Remeasurement loss of Kansas City Southern	—	—	7,348	4	(a)	7,348
Equity in net earnings of affiliates	—	(12)	12	5	(a)	—
Gain on settlement of treasury lock agreements	—	(349)	349	5	(a)	—
Foreign exchange loss	—	44	(44)	5	(a)	—

Income (loss) before income tax expense (recovery)	4,145	1,715	(8,785)			(2,925)
Less:
Current income tax expense	492	380	2	5	(a)	866
			(8)	5	(e)
Deferred tax expense (recovery)	136	46	(8,105)	5	(e)	(7,923)

Income tax expense (recovery)	628	426	(8,111)			(7,057)

Net income	$3,517	$1,289	$(674)			$4,132
Less: Net income attributable to non-controlling interest	—	2	—			2

Net income attributable to controlling shareholders	$3,517	$1,287	$(674)			$4,130

Earnings per share
Basic	$3.78			6		$4.44
Diluted	$3.77			6		$4.43

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Information

CANADIAN PACIFIC KANSAS CITY LIMITED

(currently Canadian Pacific Railway Limited)

Notes to Pro Forma Condensed Consolidated Financial Information (unaudited)

As at and for the year ended December 31, 2022

1.	Background and basis of presentation:

Background:

On September 15, 2021, Canadian Pacific Railway Limited, a Canadian corporation (“CPRL”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Kansas City Southern, a Delaware corporation (“KCS”).

On December 14, 2021, following approval of the transaction by the shareholders of both CPRL and KCS, receipt of Mexican regulatory approvals, and satisfaction or waiver of customary closing conditions and pursuant to the terms set forth in the Merger Agreement, CPRL completed the indirect acquisition of KCS (the “transaction”). However, pending regulatory approval from the U.S. Surface Transportation Board (the “STB”), the shares of KCS common stock were deposited by a subsidiary of CPRL into a voting trust to ensure that KCS operates independently of CPRL during the regulatory review process. On March 15, 2023, the STB issued a decision approving the CPRL and KCS joint merger application, subject to certain conditions. The decision authorizes CPRL to exercise control of KCS as early as April 14, 2023. On March 17, 2023, CPRL announced that it will exercise the authority granted in the STB decision to dissolve the voting trust and exercise control of KCS (which, together with the transaction, we refer to as the “acquisition”) on April 14, 2023 (or such other date that CPRL exercises control of KCS, the “Control Date”). CPRL continues to record its investment in KCS using the equity method of accounting up to the date effective control of KCS is obtained.

Accordingly, CPRL will consolidate KCS effective the Control Date, accounting for the acquisition as a business combination achieved in stages. In accounting for the business combination, CPRL’s previously held interest in KCS will be remeasured to its Control Date fair value. The identifiable assets acquired, and liabilities and non-controlling interest assumed will be measured at their fair value at the Control Date, with certain exceptions. CPRL will change its name to Canadian Pacific Kansas City Limited (“CPKC”) on or following the Control Date.

CPRL and Canadian Pacific Railway Company (“CPRC”), a consolidated, wholly-owned subsidiary of CPRL/CPKC, on or about the date hereof, intend to launch exchange offers, pursuant to a registration statement on Form F-4 filed with the U.S. Securities and Exchange Commission (“SEC”) (the “exchange offers”). In the exchange offers, CPRC is offering to exchange certain existing series of KCS notes for new CPRC notes on substantially the same terms. The new CPRC notes will be unconditionally guaranteed on an unsecured basis by CPRL. The exchange offers are not expected to have a material impact on CPKC’s consolidated financial statements.

Basis of presentation:

The unaudited pro forma condensed consolidated statement of income for the year ended December 31, 2022 (the “pro forma statement of income”) combine the historical consolidated statements of income of CPRL and KCS, after giving effect to the acquisition and other adjustments described below as if they had occurred on January 1, 2022. The unaudited pro forma condensed consolidated balance sheet as of December 31, 2022 (the “pro forma balance sheet”) combines the historical consolidated balance sheets of CPRL and KCS, after giving effect to the acquisition and other adjustments described below as if they had occurred on December 31, 2022. We refer to these Unaudited Pro Forma Condensed Consolidated Statements of Income and Unaudited Pro Forma Condensed Consolidated Balance Sheet as the “pro forma financial information.”

The pro forma financial information has been prepared using:

•	The consolidated financial statements of CPRL as of and for the year ended December 31, 2022 as included in CPRL’s Annual Report on Form 10-K for the year ended December 31, 2022; and

•	The consolidated financial statements of KCS as of and for the year ended December 31, 2022 as included as Exhibit 99.1 to CPRL’s Annual Report on Form 10-K for the year ended December 31, 2022.

CPRL will consolidate KCS effective the Control Date and will remeasure the equity method investment to fair value immediately before KCS is consolidated, with the resulting loss recognized as a separate line on the income statement after operating income, as “Remeasurement loss of Kansas City Southern” and recognize the reversal of the deferred tax liability related to the outside basis difference of the investment in KCS in Deferred tax recovery. The pro forma financial information has been prepared on the basis of a business combination achieved in stages.

CANADIAN PACIFIC KANSAS CITY LIMITED

(currently Canadian Pacific Railway Limited)

Notes to Pro Forma Condensed Consolidated Financial Information (unaudited)

As at and for the year ended December 31, 2022

1.	Background and basis of presentation (continued):

The pro forma financial information has been prepared for incorporation by reference into the prospectus, which forms a part of the registration statement on Form F-4 with respect to the exchange offers to be filed on or about the date hereof by CPRL and CPRC (the “Prospectus”).

Adjustments in the pro forma financial information to align KCS’s income statement and balance sheet amounts to CPRL’s presentation, to recognize CPRL’s transaction costs expected to be incurred, and the associated income tax impacts of recognizing these costs are defined here as “other adjustments”. For the purposes of the pro forma financial information, all of the transaction costs incurred and expected to be incurred by CPRL to effect the acquisition have been included as “other adjustments” on the basis that all such costs are incurred to achieve the acquisition.

The pro forma financial information has been prepared for illustrative and informational purposes only, in accordance with Regulation S-X Article 11, to illustrate the estimated effects of the acquisition and certain other related transactions and adjustments described below (collectively, the “adjustments” or “transaction accounting adjustments”).

The pro forma financial information reflects pro forma adjustments CPRL believes are necessary to present fairly CPKC’s pro forma results of income and financial position following the completion of the acquisition as of and for the periods indicated. The pro forma adjustments are based on currently available information and assumptions CPRL believes are, under the circumstances and given the information available at this time, reasonable, directly attributable to the acquisition, and reflective of adjustments necessary to report CPKC’s financial condition and results of operations as if CPRL completed the acquisition. The pro forma financial information does not include adjustments to reflect any potential revenue or operational synergies, cost savings that may be achievable in connection with the acquisition, normalization to eliminate transaction costs recognized by CPRL and KCS for the year ended December 31, 2022, incremental estimated integration costs, or transaction costs associated with the exchange offers. In addition, the pro forma financial information does not reflect any actions that may be required by regulatory or governmental authorities in connection with obtaining regulatory approvals and clearances for the acquisition. In its decision, the STB imposed a number of conditions, including among others (i) commitments by the Company and KCS to keep gateways open on commercially reasonable terms and create no new bottlenecks, (ii) environmental-related conditions, (iii) data reporting and retention requirements, and (iv) a seven year oversight period for the STB to monitor adherence to these conditions. The pro forma financial information presented herein does not give effect to any costs that may be associated with compliance with such conditions.

The pro forma financial information is based on various adjustments and assumptions and is not necessarily indicative of what CPKC’s consolidated statement of income or consolidated balance sheet actually would have been, had the acquisition and other adjustments been completed as of the dates indicated, or will be, for any future periods. The pro forma financial information does not purport to project the future financial position or operating results of CPKC following the completion of the acquisition. The pro forma financial information should be read in conjunction with the consolidated financial statements of CPRL and KCS referred to above.

2.	Principles of consolidation:

The pro forma financial information has been prepared to reflect CPRL’s accounting for the acquisition as a purchase of KCS using the acquisition method pursuant to Accounting Standards Codification 805 “Business Combinations” (“ASC 805”). Under the acquisition method, CPRL’s previously held interests in KCS are remeasured to its Control Date fair value on the Control Date, and the identifiable assets acquired and liabilities and non-controlling interest assumed are measured at their fair value at the Control Date, with certain exceptions. The total consideration is allocated to the tangible and intangible assets acquired, and liabilities and non-controlling interest assumed.

CANADIAN PACIFIC KANSAS CITY LIMITED

(currently Canadian Pacific Railway Limited)

Notes to Pro Forma Condensed Consolidated Financial Information (unaudited)

As at and for the year ended December 31, 2022

2.	Principles of consolidation (continued):

The adjustments to the pro forma financial information are preliminary and have been made solely for the purpose of presenting the pro forma financial information, which are necessary to comply with applicable disclosure and reporting requirements. The purchase price allocation is pending finalization of various estimates, inputs and analyses. Since this pro forma financial information has been prepared based on preliminary estimates of fair values attributable to the purchase of KCS, the actual amounts eventually recorded for the remeasurement of CPRL’s equity investment in KCS and purchase accounting, including the identifiable intangibles and goodwill, may differ materially from the information presented. In addition, as CPRL will not obtain control of KCS until the Control Date, CPRL has been required to estimate the purchase price allocation based on preliminary fair values of the underlying assets acquired and liabilities assumed, and these preliminary values may be revised as a result of additional information obtained following the Control Date regarding, but not limited to, properties, inventories, intangible assets, other assets, contingent liabilities, including legal claims and environmental remediation, tax positions, other liabilities, goodwill, and non-controlling interest. For this pro forma information, the purchase price allocation has been prepared using information available to CPRL under the terms of the STB protective order in force until CPRL obtains control of KCS. Following control, CPRL will have access to all KCS information necessary to finalize the purchase price allocation during a measurement period not to exceed 12 months from the Control Date. Until the purchase price allocation is finalized it is preliminary.

3.	Presentation currency:

CPRL’s consolidated financial statements are presented in Canadian dollars, while the consolidated financial statements of KCS are presented in U.S. dollars. For purposes of the pro forma financial information, the balance sheet of KCS has been translated to Canadian dollars at the December 31, 2022 foreign exchange rate of $1.3544 and the statement of income for the year ended December 31, 2022 has been translated to Canadian dollars at the daily exchange rate for revenues and the average monthly exchange rate for all remaining expenses and income.

A summary of the translation of KCS’s financial statements is as follows:

Balance Sheet As at December 31, 2022
(in millions)	Historical Kansas City Southern as reported in U.S. dollars	Adjusted Historical Kansas City Southern in Canadian dollars translated at 1.3544
Cash and cash equivalents	$208	$281
Accounts receivable, net	543	736
Materials and supplies	174	236
Other current assets	139	188
Investments	56	76
Properties	9,362	12,680
Other assets	94	127
Operating lease right-of-use assets	101	137
Accounts payable and accrued liabilities	636	860
Long-term debt maturing within one year	655	887
Long-term debt	3,124	4,232
Deferred income taxes	1,237	1,676
Other long-term liabilities	159	215
Long-term operating lease liabilities	71	97
Additional paid-in capital	861	1,166
Accumulated other comprehensive loss	(24)	(32)
Retained earnings	3,627	4,912
Non-controlling interest	331	448

CANADIAN PACIFIC KANSAS CITY LIMITED

(currently Canadian Pacific Railway Limited)

Notes to Pro Forma Condensed Consolidated Financial Information (unaudited)

As at and for the year ended December 31, 2022

3.	Presentation currency (continued):

Statement of income Year ended December 31, 2022
(in millions)	Historical Kansas City Southern as reported in U.S. dollars	Translated adjusted Historical Kansas City Southern in Canadian dollars (1)
Revenues	$3,370	$4,390
Operating expenses
Compensation and benefits	567	738
Fuel	462	602
Materials and other	360	470
Equipment costs	91	119
Depreciation and amortization	391	509
Purchased services	226	295
Merger costs, net	46	61

Total operating expenses	2,143	2,794

Operating income	1,227	1,596
Less:
Other income, net	(4)	(6)
Interest expense	156	204
Equity in net earnings of affiliates	(9)	(12)
Gain on settlement of treasury lock agreements	(259)	(349)
Foreign exchange loss	33	44

Income before income tax	1,310	1,715
Current income tax expense	291	380
Deferred tax expense	35	46

Net income	984	1,289
Less: Net income attributable to NCI	2	2

Net income attributable to controlling shareholders	$982	$1,287

(1)

Revenues are translated into Canadian dollars at the Bank of Canada daily exchange rate for 2022 with effective exchange rate of $1.3025 and all remaining expenses and income are translated at the Bank of Canada monthly average exchange rate for 2022 with effective exchange rate of $1.2993.

CANADIAN PACIFIC KANSAS CITY LIMITED

(currently Canadian Pacific Railway Limited)

Notes to Pro Forma Condensed Consolidated Financial Information (unaudited)

As at and for the year ended December 31, 2022

4.	Preliminary purchase price calculation:

The acquisition described in Note 1 “Background and basis of presentation” of this pro forma financial information is anticipated to result in the following estimated purchase price allocation:

(in millions of Canadian dollars)
Consideration
(i) Fair value of previously held equity method investment	37,742
(ii) Estimated fair value of non-controlling interest	984

Total	$38,726

(i)	CPRL’s previously held equity interest in KCS remeasured to its estimated Control Date fair value (see Note 4(a)).
(ii)	Refer to 4(k) for a description of the non-controlling interest.

Under the acquisition method, the assets acquired and liabilities and non-controlling interest assumed are measured at their estimated fair value at the date of acquisition with the exception of income tax, operating lease right-of-use assets, operating lease liabilities, and contract liabilities with customers. Purchase price adjustments in relation to the assets acquired and liabilities assumed are summarized below:

(in millions of Canadian dollars)	Adjusted Historical Kansas City Southern (Note 3)	Purchase Price Adjustments	Notes		Estimated Purchase Price Allocation
Cash and cash equivalents	$281	$—			$281
Accounts receivable, net	736	—			736
Materials and supplies	236	—			236
Other current assets	188	—			188
Investments	76	211	4	(b)	287
Properties	12,680	15,380	4	(c)	28,060
Goodwill and intangible assets	—	21,103	4	(d)	21,103
Other assets	127	(18)	4	(e)	109
Operating lease right-of-use asset	137	(14)	4	(f)	123
Accounts payable and accrued liabilities	(860)	—			(860)
Long-term debt maturing within one year	(887)	10	4	(g)	(877)
Long-term debt	(4,232)	631	4	(g)	(3,601)
Deferred income taxes	(1,676)	(4,963)	4	(h)	(6,639)
Other long-term liabilities	(215)	(122)	4	(i)	(337)
Long-term operating lease liabilities	(97)	14	4	(f)	(83)

Total identifiable net assets	$6,494	$32,232			$38,726

The purchase price allocation is preliminary and will change as a result of several factors discussed further in Note 2.

CANADIAN PACIFIC KANSAS CITY LIMITED

(currently Canadian Pacific Railway Limited)

Notes to Pro Forma Condensed Consolidated Financial Information (unaudited)

As at and for the year ended December 31, 2022

4.	Preliminary purchase price calculation (continued):

a.	Consideration

On December 14, 2021, CPRL indirectly acquired KCS for total consideration of approximately C$36 billion (U.S. $28 billion) and all outstanding stock of KCS was deposited into a voting trust. CPRL recorded its investment in KCS using the equity method of accounting while the STB considered CPRL’s application to control KCS while KCS remains in trust.

In connection with the receipt of regulatory approvals and subject to the resolution of the appeal period, on the Control Date, CPRL expects to obtain control of KCS, triggering a business combination. CPRL will remeasure its equity method investment in KCS to the Control Date fair value.

Pro forma adjustments to derecognize CPRL’s previously held equity method investment in KCS of approximately C$45,091 million and remeasure at its Control Date fair value, which is estimated for the purposes of this pro forma financial information to be C$37,742 million, which forms part of the purchase consideration, have been recorded, resulting in an estimated loss of C$7,349 million. The remeasurement loss is primarily related to the deferred tax liability recognized on the outside basis difference of the investment in KCS. The associated accumulated other comprehensive income of C$1 million has been reclassified to Retained earnings and is included in the calculation of loss on remeasurement resulting in a net remeasurement loss of C$7,348 million.

In calculating the estimated remeasurement loss the Company used an exchange rate of $1.3544. The actual exchange rate will fluctuate between December 31, 2022 and the Control Date. Every $0.01 weakening (strengthening) of the Canadian dollar relative to the U.S. dollar will increase (decrease) the remeasurement loss by C$54 million.

b.	Investments

The fair value of Investments has been estimated through the use of the net asset value approach and represents a pro forma adjustment of C$211 million related to investments of KCS that are accounted for using either the equity method or the cost method.

c.	Properties

The fair value of properties of KCS have been estimated through the use of market approach and cost approach valuation techniques and is reflected by an increase to Properties of C$15,380 million in this pro forma financial information. When CPRL has finalized its determination of the fair value of properties, the value ultimately determined could be materially different, with a corresponding impact on the amount of Goodwill and intangible assets.

d.	Goodwill and intangible assets

At the date of preparation of this pro forma financial information, certain fair value adjustments have been made as identified in the table above; however, the fair values of the identifiable assets acquired and liabilities and non-controlling interest assumed of KCS, and the impact of applying acquisition accounting have not been fully determined. After reflecting the fair value adjustments made herein, the excess of the total estimated consideration, over the recognized amounts, has been recognized as goodwill for C$18,495 million. Once detailed valuations and related calculations are completed, a material portion of this amount could be attributable to Properties, Goodwill and intangible assets, Investments, Other assets, Long-term debt, Non-controlling interest, Other long-term liabilities, and the related Deferred income tax balances.

The estimated fair value and useful lives of the intangible assets acquired is as follows:

(in millions of Canadian dollars, except years)	Estimated fair value	Estimated useful lives in years
Contracts and customer relationships	$1,063	9-22
United States trackage rights and KCS brand	1,545	indefinite

	$2,608

Included in the acquired Properties are concession rights and related assets held under the terms of a concession from the Mexican government, which have estimated fair values totalling C$8,352 million. The concession expires in June 2047 and is renewable under certain conditions for additional periods of up to 50 years.

CANADIAN PACIFIC KANSAS CITY LIMITED

(currently Canadian Pacific Railway Limited)

Notes to Pro Forma Condensed Consolidated Financial Information (unaudited)

As at and for the year ended December 31, 2022

4.	Preliminary purchase price calculation (continued):

e.	Historical goodwill

KCS’s historical goodwill will be eliminated as part of the acquisition.

f.	Operating lease right of use assets and liabilities

The value of Operating lease right of use assets and lease liabilities has been reduced by C$14 million to reflect the market incremental borrowing rates at the control date and exclusion of right of use assets and lease liabilities recognition from short-term leases (less than 12 months), in accordance with the requirements of ASC 805.

g.	Long-term debt

The change in value of Long-term debt reflects the adjustment to record the debt at its estimated fair value.

h.	Deferred income taxes

The pro forma adjustments resulting in a net decrease of C$3,049 million to Deferred income taxes relate to:

•	the elimination of the deferred tax liability on the outside basis difference of the investment in KCS of C$7,964 million;

•	the recognition of a deferred tax liability of C$4,963 million on the estimated fair value adjustments to the identifiable assets acquired and liabilities assumed; and

•	the reduction of deferred tax liability of C$48 million on the revaluation of deferred income tax balances on unitary state apportionment changes.

The tax effect of the pro forma adjustments are calculated based on the statutory rates in effect in the underlying taxation jurisdiction during the period and are between 23% and 30% for CPKC for 2022.

i.	Other long-term liabilities

The pro forma adjustment to Other long-term liabilities reflects the adjustment to recognize obligations at estimated acquisition date fair value considering a market participant perspective. When CPRL has finalized its determination of the fair value of the Other long-term liabilities, the value ultimately determined could be materially different, with a corresponding impact on the amount of Goodwill and intangible assets.

j.	Historical shareholders’ equity

KCS’s historical shareholders’ equity will be eliminated as part of the acquisition.

k.	Fair value of non-controlling interest

The fair value of the interest held by KCS in Meridian Speedway LLC has been estimated using the income approach and is reflected by an increase to Non-controlling interest of C$536 million in this pro forma financial information. When CPRL has finalized its determination of the fair value of the non-controlling interest, the value ultimately determined could be materially different, with a corresponding impact on the amount of Goodwill and intangible assets.

5.	Other transaction accounting adjustments:

Explanations of the other transaction accounting adjustments to the pro forma financial information are as follows:

a.	Reclassification adjustments

Certain reclassification adjustments have been made to the pro forma financial information to conform to the presentation adopted by CPRL. At this time, CPRL is not aware of any differences in accounting policies that would have a material impact on the pro forma financial information.

CANADIAN PACIFIC KANSAS CITY LIMITED

(currently Canadian Pacific Railway Limited)

Notes to Pro Forma Condensed Consolidated Financial Information (unaudited)

As at and for the year ended December 31, 2022

5.	Other transaction accounting adjustments (continued):

Following the acquisition, CPRL will continue to review KCS’s accounting policies in an effort to determine if there are any additional material differences that require reclassification of KCS’s revenues, expenses, assets or liabilities to conform to CPRL’s accounting policies and classifications. As a result of that review, CPRL may identify differences between the accounting policies of the two companies that, when conformed, could have a material impact on the pro forma financial information.

The following reclassification adjustments have been made in the pro forma financial information:

Pro forma balance sheet

•

CPRL includes right-of-use assets and lease liabilities in Other assets and Other liabilities respectively. KCS’s operating lease right-of-use assets and the related lease liabilities have been reclassified into the financial statement captions used by CPRL.

•

CPRL separately presents Pension asset and Pension and other benefit liabilities. A portion of KCS’s other assets and other non-current liabilities and deferred credits has been reclassified to Pension asset and Pension and other benefit liabilities respectively to classify the amounts into the financial statement caption used by CPRL.

•	CPRL includes capital inventory in Properties. A portion of KCS’s Materials and supplies has been reclassified into the financial statement caption used by CPRL.

•

CPRL separately presents Goodwill & intangible assets and Other assets. A portion of KCS’s other assets has been reclassified in the financial statement caption used by CPRL. The fair value of KCS’s historical goodwill included in acquired other assets has been estimated to be nil and has been adjusted in the preliminary purchase price calculation (see Note 4(e)).

Pro forma statement of income

•	KCS’s revenue has been bifurcated into Freight and Non-freight revenue, consistent with CPRL’s financial statement captions.

•

CPRL does not present a financial statement caption representing materials and other. Amounts classified in this caption by KCS have been reclassified into Materials and Purchased services and other, consistent with CPRL’s financial statement captions.

•

CPRL includes billings to third parties for the recovery of costs incurred for freight car repairs in Compensation and Benefits and Materials. The cost recoveries recognized by KCS in Purchased services have been reclassified into these captions.

•

CPRL does not present a financial statement caption representing merger costs. Amounts classified in this captions by KCS have been reclassified into Compensation and benefits and Purchased services and other, consistent with CPRL’s financial statement captions.

•

CPRL includes foreign exchange gains and losses in the financial statement caption titled Other expense (income). The foreign exchange gains and losses incurred by KCS have been reclassified into this caption.

•

CPRL includes gains and losses on interest rate hedges in the financial statement caption titled Other expense (income). KCS’s gain on interest rate hedge unwind has been reclassified into this caption.

•

Additional miscellaneous amounts associated with items of lower value presented by KCS, have been reclassified across Non-freight revenue, Operating expenses, and non-operating income or expense, consistent with CPRL’s financial statement captions.

b.	Previously held equity method investment

The pro forma derecognition of CPRL’s previously held equity method investment in KCS is described in Note 4(a).

For the year ended December 31, 2022, C$1,074 million of equity earnings from KCS were recognized in Equity earnings in Kansas City Southern. This has been removed from the pro forma statement of income for the year ended December 31, 2022.

CANADIAN PACIFIC KANSAS CITY LIMITED

(currently Canadian Pacific Railway Limited)

Notes to Pro Forma Condensed Consolidated Financial Information (unaudited)

As at and for the year ended December 31, 2022

5.	Other transaction accounting adjustments (continued):

c.	Transaction and merger costs

For the year ended December 31, 2022, C$57 million of transaction costs were recognized within Purchased services and other by CPRL and C$61 million were recognized within Merger costs, net by KCS. Additionally, the pro forma balance sheet as at December 31, 2022 has been adjusted to include transaction costs expected to be incurred as at that date of C$32 million by CPRL and the associated current tax recovery on transaction costs of C$8 million as described in Note 5(e) below. The amount of transaction costs expected to be incurred by CPRL of C$32 million to complete the acquisition of KCS have been recognized in the pro forma statement of income for the year ended December 31, 2022 in Purchased services and other. This recognition reflects the acquisition as if it occurred on January 1, 2022.

The estimated transaction costs and related tax deductibility are preliminary and may change. The costs incurred are non-recurring in nature.

d.	Debt and finance expenses

The debt of KCS assumed at the Control Date is recorded in the purchase price allocation at fair value. The change in fair value is amortized into Net interest expense over the remaining term of the underlying debt instrument using the effective interest method. As a result, an adjustment of C$33 million has been recorded as an increase to Net interest expense in the pro forma statement of income for the year ended December 31, 2022.

e.	Income tax expense (recovery)

The adjustment to Deferred tax expense (recovery) totalling C$8,105 million relates to:

•	a deferred tax recovery related to the elimination of the deferred tax liability on the outside basis difference of the investment in KCS of C$7,964 million;

•	a deferred tax recovery on CPRL unitary state apportionment changes totalling C$48 million; and

•	a deferred tax recovery on amortization of fair value adjustments to investments, properties, intangible assets and debt totalling C$93 million.

The adjustment to Current income tax expense includes a current tax recovery on transaction costs expected to be incurred by CPRL of C$8 million as noted in Note 5(c) above.

In calculating the deferred tax recovery related to the elimination of the deferred tax liability on the outside basis difference of the investment in KCS the Company used an exchange rate of $1.3544. The actual exchange rate will fluctuate between December 31, 2022 and the Control Date. Every $0.01 weakening (strengthening) of the Canadian dollar relative to the U.S. dollar will increase (decrease) the deferred tax recovery by C$59 million.

The tax effect is calculated based on the statutory rates in effect in the underlying taxation jurisdiction during the period, which are estimated between 23% and 30% for CPKC for 2022. The tax treatment and applicable tax rates of the pro forma adjustments are preliminary and may change.

f.	Depreciation and amortization expense

The excess of the total purchase consideration over the recognized amounts of net assets is represented by goodwill in Goodwill and intangible assets in the pro forma balance sheet as noted in 4(d) above. An adjustment to Depreciation and amortization in the pro forma statement of income for the year ended December 31, 2022 of C$297 million has been recorded to reflect incremental depreciation and amortization in relation to fair value adjustments to properties and intangible assets as described in Note 4 above. In addition, C$3 million has been recorded in Other expense (income) to reflect incremental amortization in relation to fair value adjustments to KCS’s investments.

For every C$1 billion recorded as depreciable and amortizable assets, CPRL’s annual depreciation and amortization expense would increase by C$30 million, assuming a 3% depreciation and amortization rate. The depreciation and amortization rate of 3% approximates CPRL’s and KCS’s estimated annual rates of depreciation and amortization. (See the section entitled “Forward-Looking Information” in the Current Report on Form 8-K in which this pro forma financial information has been filed)

CANADIAN PACIFIC KANSAS CITY LIMITED

(currently Canadian Pacific Railway Limited)

Notes to Pro Forma Condensed Consolidated Financial Information (unaudited)

As at and for the year ended December 31, 2022

5.	Other transaction accounting adjustments (continued):

g.	Intercompany transactions and balances

Intercompany balances and transactions between CPRL and KCS have been eliminated at the date and for the period of this pro forma financial information.

6.	Pro forma earnings per share:

No additional shares of CPRL were issued to effect the transactions reflected in the pro forma financial information, and therefore the number of weighted average shares outstanding in the calculation of Earnings per share, both basic and diluted, is unchanged.